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                                                                     EXHIBIT 2.9

                                                             (JAMES HARDIE LOGO)

                                                      JAMES HARDIE INDUSTRIES NV

9 February 2007                                       Atrium, 8th Floor
                                                      Strawinskylaan 3077
("FINANCIER") #1#                                     1077 ZX Amsterdam
                                                      The Netherlands
Attention: [_]
                                                      Tel 31 20 301 2980
Fax: [_]                                              Fax 31 20 404 2544

STRICTLY PRIVATE & CONFIDENTIAL

Dear Sirs

AMENDED & RESTATED FINAL FUNDING AGREEMENT - COMMENCEMENT DATE
TERM FACILITY - OCCURRENCE OF EXTENSION EVENT
GUARANTEE TRUST DEED AND JAMES HARDIE INTERCREDITOR DEED NOMINATION LETTERS

We refer to the;

     - "James Hardie - Common Terms Deed Poll" dated 15 June 2005 ("CTDP") between the Financier, James Hardie International Finance B.V. ("BORROWER") and James Hardie Industries N.V. ("JHINV"), as amended by the "CTDP Amendment Deed and New Borrower Deed Poll" executed by James Hardie Building Products, Inc. (US), the Borrower and JHINV on 12 January 2006 ("CTDP AMENDMENT");

     - "James Hardie - Term Facility Agreement" ("TERM FACILITY AGREEMENT") dated #2# June 2005 between the Financier and the Borrower, as amended by the CTDP Amendment and our letter dated 3 May 2006, countersigned by the Financier on or about #3# 2006;

     - Our letter dated 13 September 2006, countersigned by the Financier on or about #4# 2006, extending the Term Facility Agreement until 31 March 2007, with automatic extension to the fifth anniversary of the date of the Term Facility Agreement if the Extension Events occur on or before 31 March 2007;

     - "James Hardie - 364-day Facility Agreement" ("364 DAY FACILITY") dated #2# June 2005 between the Financier and the Borrower, as amended by the CTDP Amendment and extended by our letters dated 17 November, 1 May 2006 and 12 September 2006, countersigned by the Financier on or about #5# 2005, #6# 2006 and #7# 2006;

     - the Amended & Restated Final Funding Agreement entered into by JHINV, James Hardie 117 Pty Ltd and the State of New South Wales and Asbestos Injuries Compensation Fund Limited in its capacity as trustee of the Asbestos Injuries Compensation Fund on 21 November 2006 ("FINAL FUNDING AGREEMENT"); and

     - our letter of 23 November 2006, countersigned by the Financier on or about #8# December 2006, recording your consent to the terms of the Final Funding Agreement and the Guarantee and Subordination Documents for the purposes of sub-paragraph (e) of the definition of "Extension Events" in the Term Facility Agreement.

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Capitalised terms used in this letter have the same meaning as in the Term
Facility Agreement.

We confirm that:

     (a) all the conditions precedent to the Final Funding Agreement have been satisfied or waived and the Commencement Date of the Final Funding Agreement is 9 February 2007;

     (b) the condition precedent to the James Hardie Intercreditor Deed (as defined in the Final Funding Agreement) has been satisfied or waived;

     (c) the Guarantee Trust Deed dated 19 December 2006 between JHINV and AET Structured Finance Services Pty Limited ("GUARANTEE TRUST DEED") has become effective; and

     (d) all the Extension Events have occurred so the Maturity Date under the Term Facility Agreement is now #9# June 2010.

We enclose Nomination Letters under the James Hardie Intercreditor Deed and the Guarantee Trust Deed in respect of both the Term Facility and the 364 Day Facility.

Could you please sign and return the enclosed copy of this letter and the Nomination Letters to us.


/s/ Russell Chenu                      /s/ Karen Hughes
-----------------------------------    -----------------------------------------
being an authorised Officer of         being an authorised Officer of

JAMES HARDIE INTERNATIONAL FINANCE B.V. as Borrower and Obligor's Agent (with corporate seat in Amsterdam) and JAMES HARDIE BUILDING PRODUCTS, INC, (US) as Borrower

Confirmed and accepted. We acknowledge that the "James Hardie - Guarantee Deed" dated #2# June 2005 has been replaced and superseded by the guarantee in the Guarantee Trust Deed.

------------------------------------------
(Financier) #1#

--------------------------------- being and Authorised Officer of the Financier. (Print Name)